Exhibit 99.1

Landmark Infrastructure Partners LP Announces Closing of Securitization

El Segundo, California, November 30, 2017 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced the closing of the offering by its wholly-owned subsidiary, LMRK Issuer Co. 2 LLC (the “Issuer”), of $80,000,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2017-1 (the “Notes”), which consisted of two classes of notes and included a site acquisition account. The Notes were priced on November 21, 2017 and were issued on November 30, 2017 in a private placement pursuant to privately-negotiated agreements with a limited number of investors.

The Notes will be secured by and payable solely from the assets and cash flow generated by a portfolio of real property interests leased to companies in the outdoor advertising industry. The Notes will represent obligations solely of the Issuer and certain related special-purpose entities designated to hold such portfolio and the equity ownership interests of the Issuer, and will not be insured or guaranteed by the Partnership or any other affiliate thereof, or by any other person or entity.

The Notes will consist of two classes of fixed rate notes: (i) $62,000,000 aggregate principal amount of the Class A asset-backed notes with a coupon rate of 4.10% (issued at 99.963% to par) and an anticipated repayment date of November 15, 2022, and will be rated A-(sf) by Kroll Bond Rating Agency, Inc. (“KBRA”); and (ii) $18,000,000 aggregate principal amount of the Class B asset-backed notes with a coupon rate of 3.81% (issued at 89.876% to par) and an anticipated repayment date of November 15, 2022, and will be rated BB-(sf) by KBRA. The Notes will have a weighted-average coupon rate of 4.03%.

“We are pleased with the execution of our first outdoor advertising securitization transaction,” said George Doyle, the Partnership’s Chief Financial Officer and Treasurer. “The securitization serves to refinance borrowings outstanding under our revolving credit facility at an attractive fixed rate. The completion of the securitization opens up additional capacity under our revolving credit facility for future acquisitions.”

The securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. None of the Notes will be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the securities laws of any applicable state or other jurisdiction.

Guggenheim Securities, LLC acted as sole structuring advisor and sole placement agent for the transaction. RBC Capital Markets, LLC and ING Financial Markets LLC acted as co-managers.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016. These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi Vice President, Investor Relations (213) 788-4528 ir@landmarkmlp.com